EXHIBIT 99.(a)(1)(F)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
               SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER

      Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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For this type of account:               Give the SOCIAL SECURITY number of -
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1.  Individual                          The individual

2.  Two or more individuals (joint      The actual owner of the account, or
    account)                            if combined funds, the first
                                        individual on the account (1)

3.  Custodian account of a minor        The minor (2)
    (Uniform Gift to Minors Act)

4.  a.  The usual revocable savings     The grantor-trustee (1)
        trust account (grantor is
        also trustee)

    b.  So-called trust account that    The actual owner (1)
        is not a legal or valid trust
        under state law

5.  Sole proprietorship                 The owner (3)

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For this type of account:               Give the EMPLOYER IDENTIFICATION
                                        number of -
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6.  A valid trust, estate, or pension   The legal entity (Do not furnish the
    account identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

7.  Corporate                           The corporation

8.  Partnership                         The partnership

9.  Association, club, religious,       The organization
    charitable, or other tax-exempt
    organization

10. A broker or registered nominee      The broker or nominee

11. Account with the Department of      The public entity
    Agriculture in the name of a
    public entity (such as a state or
    local government, school
    district, or prison) that
    receives agricultural program
    payments

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(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's Social Security Number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the Social Security Number or the Employer Identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

Obtaining a Number

If you do not have a Taxpayer Identification Number ("TIN") or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

      -     A corporation.

      -     A financial institution.

      - An organization exempt from tax under Section 501(a), or an individual retirement account, or a custodian account under Section 403(6)(7) if the account satisfies the requirements of Section 401(f)(2).

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      -     Payments to nonresident aliens subject to withholding under Section
            1441.

      - Payment to partnerships not engaged in a trade or business in the United States, and that have at least one nonresident alien partner.

      - Payments of patronage dividends where the amount received is not paid in money.

      -     Payments made by certain foreign organizations.

      -     Payments made to a nominee.

      -     Section 401(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

      - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

      - Payments of tax exempt-interest (including the exempt-interest dividends under Section 852).

      -     Payments described in Section 6049(6)(5) to nonresident aliens.

      -     Payments on tax-free covenant bonds under Section 1451.

      -     Payments made by certain foreign organizations.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows: Enter your taxpayer identification number, check the box for "Exempt from Backup Withholding," sign, date and return the form to the payer.

      Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041 A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

      Privacy Act Notice - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. For 2002, payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

      (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

      (2) PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

      (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

      (4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS - If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE